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                                                        Exhibit 23.1













                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated January 25, 1995 included in Comdata Holding Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our firm included in this registration statement. It should be noted that we have not audited any financial statements of the Corporation subsequent to December 31, 1994 or performed any audit procedures subsequent to the date of our report.





                                 /s/ARTHUR ANDERSEN LLP
                                 ARTHUR ANDERSEN LLP



Nashville, Tennessee
January 2, 1996


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